Exhibit 99.1

FOR IMMEDIATE RELEASE Contact:
Pressley A. Ridgill President and Chief Executive Officer NewBridge Bank (336) 369-0900

Michael S. Patterson Chairman, President, and Chief Executive Officer CapStone Bank (919) 256-6802

Shareholders of NewBridge Bancorp and CapStone Bank

Approve Share Issuance and Merger

Greensboro, N.C. and Raleigh, N.C., March 27, 2014 – NewBridge Bancorp ("NewBridge") (NASDAQ: NBBC) and CapStone Bank (OTCQB: CPSE) announced today that their respective shareholders have approved the share issuance and merger of CapStone Bank with and into NewBridge’s wholly-owned subsidiary, NewBridge Bank.

At a special meeting held today, the shareholders of Raleigh, N.C.-based CapStone Bank voted to approve the Agreement and Plan of Combination and Reorganization among NewBridge, NewBridge Bank and CapStone Bank, dated November 1, 2013 (the “Agreement and Plan of Combination”), pursuant to which CapStone Bank will merge with and into NewBridge Bank.

At a separate special meeting, also held today, the shareholders of Greensboro, N.C.-based NewBridge voted to approve the issuance of shares of NewBridge common stock pursuant to the Agreement and Plan of Combination.

The merger also has been approved by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation. Subject to the satisfaction or waiver of customary closing conditions, the merger is expected to become effective on April 1, 2014, or as soon as practicable thereafter. NewBridge Bank intends to operate the CapStone Bank branch offices under the CapStone Bank name until a systems conversion later next month.

Following the closing of the merger, NewBridge Bank will be a $2.4 billion institution with 40 branches and a number of loan production offices throughout North Carolina.

NewBridge was advised in this transaction by FIG Partners, LLC as financial advisor and Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP as legal advisor. CapStone Bank was advised by Raymond James & Associates, Inc. as financial advisor and Wyrick Robbins Yates & Ponton LLP as legal advisor.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the SEC, including without limitation its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. Upon the closing and merger of CapStone Bank with and into NewBridge Bank, NewBridge Bank will have assets of approximately $2.4 billion and 40 branches and several loan production offices throughout North Carolina.

About CapStone Bank

Headquartered in Raleigh, North Carolina, with branches in Cary, Clinton, Fuquay-Varina and Raleigh, CapStone Bank provides a full range of commercial and retail banking services with a special focus on serving the deposit and lending needs of small to midsize businesses, operating companies, and professionals. In addition to its business relationships, CapStone Bank offers comprehensive personal banking products and services to effectively serve individual customers and as an enhancement to its commercial relationships services.